Exhibit 10.2

FIRST AMENDMENT TO

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This First Amendment to the Research Collaboration and License Agreement (this “First Amendment”), dated as of [XX], 2026 (“First Amendment Effective Date”), is made by and between Eli Lilly and Company, an Indiana corporation (“Lilly”), and TRex Bio, Inc., a Delaware corporation (“TRex”). Lilly and TRex are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Lilly, TRex, and TRex Holdings Inc., a Delaware corporation (“TRex Holdings”), are parties to that certain Research Collaboration and License Agreement dated January 6, 2023 (the “Original Agreement” and, as amended by this First Amendment, the “Agreement”) and capitalized terms used in this First Amendment shall have the meanings ascribed to them in the Original Agreement unless otherwise defined herein;

WHEREAS, pursuant to the Agreement and Plan of Merger dated as of December 31, 2024 by and between TRex Holdings and TRex, TRex Holdings merged with and into TRex, with TRex as the surviving entity (the “TRex Merger”);

WHEREAS, Lilly desires to perform a Phase 2 Clinical Trial in China for [***] Products (the “[***] China Phase 2 Clinical Trial”) to assess the efficacy of [***] Products in the treatment of adult patients with systemic lupus erythematosus with active skin manifestations;

WHEREAS, the Parties acknowledge that the conduct of the [***] China Phase 2 Clinical Trial represents a continuation of Lilly’s Development of [***] Products under the Agreement and that this First Amendment reflects the Parties’ mutual agreement regarding the Development path for such [***] Products; and

WHEREAS, the Parties desire to amend certain of the terms and conditions of the Original Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
Development Milestones. Notwithstanding any provision to the contrary set forth in the Original Agreement, including in Section 6.2 (Development Milestones), the Development Milestone Payment that is due and payable to TRex under the Original Agreement for the achievement of Development Milestone Event 3 (“[***]”) by the first [***] Product to achieve such Development Milestone Event shall instead be due and payable upon the [***] by or on behalf of Lilly, its Affiliates or Sublicensees with respect to a [***] Product following the [***]; provided that (a) if the [***] by or on behalf of Lilly, its Affiliates or Sublicensees with respect to a [***] Product following the [***] or (b) the [***], then both Development Milestone Event 3 (“[***]”) and Development Milestone Event 4 (“[***]”) shall be deemed achieved, and both corresponding Development Milestone Payments shall become due and payable upon such event. For the avoidance of doubt, except as expressly modified by this Section 1 (Development Milestones), the terms and conditions of Section 6.2 of the Original Agreement shall continue to apply to such Development Milestone Payments for [***] Products, including with respect to notice timing and the limitation that each such Development Milestone Payment shall be payable only once.
2.
Updates. Without limiting Lilly’s reporting obligations pursuant to Section 5.3 (Lilly Performance) of the Original Agreement, beginning on the First Amendment Effective Date and continuing until the earlier of the termination or completion of the [***] [***] Lilly shall provide TRex with a high-level written summary regarding the status of the [***] [***] no less frequently than [***]. Lilly shall also provide TRex with a written update including the top-line results and a high-level summary of the [***] [***] within [***] after the availability of top-line data from the [***] [***].
3.
Development Decision. Lilly shall notify TRex in writing (a) [***] [***] of its intent to continue or discontinue development of the [***] Product, and (b) if at any time thereafter it decides to discontinue the development of the [***] Product. For the avoidance of doubt, failure by Lilly to provide notice within the period specified in clause (a) shall not constitute a decision to discontinue development of the [***] Product. Upon Lilly’s delivery of a notice of discontinuation pursuant to this Section 3, the Agreement shall automatically be deemed terminated with respect to the [***] Products, and except for any post-termination rights and obligations set forth in the Agreement and this First Amendment, each Party shall have no further rights, licenses, or obligations under the Agreement with respect to the [***] Products.
4.
Option for Reversion Rights. Upon any termination of the Agreement with respect to the [***] Products pursuant to Section 3 (Development Decision) of this First Amendment, and notwithstanding Section 8.11 (Right of Negotiation for [***] and [***] and [***]) of the Original Agreement, Lilly shall, within [***] after the effective date of such termination, provide TRex with access to a virtual data room containing all material data, information, and documents in Lilly’s possession or Control relating to the Development, Manufacture, and Commercialization of the [***] Products (the “Data Room”). TRex shall have a period of [***] following its receipt of access to the Data Room (the “Reversion Option Exercise Period”) to review the information contained therein. TRex may elect, at any time before the expiration of the Reversion Option Exercise Period, by providing Lilly with written notice, to obtain some or all of the rights set forth in Sections 4(a) (Assignment of Regulatory Submissions) through 4(g) (Responsibility for Costs) of this First Amendment.
a.
Assignment of Regulatory Submissions. Lilly will and hereby does effective upon TRex’s election pursuant to this Section 4, grant and will cause its Affiliates and Sublicensees to, (a) assign to TRex all of its rights, title, and interests in and to all Clinical Trial data, Regulatory Filings, Regulatory Approvals, and Marketing Approvals owned or Controlled by Lilly or any of its Affiliates or its Sublicensees as of the effective date of termination that are solely related to the [***] Products or Program Antibodies directed to the [***] Target, and (b) take those steps reasonably necessary to transfer ownership of all such assigned Regulatory Filings, Regulatory Approvals, and Marketing Approvals to TRex, including submitting to each applicable Regulatory Authority a letter or other necessary documentation notifying such Regulatory Authority of the transfer of such ownership of such Regulatory Filings, Regulatory Approvals, and Marketing Approvals; provided that, with respect to Clinical Trial data, (i) any transfer or assignment shall be subject to applicable privacy and data protection laws, (ii) any such transfer or assignment shall be contingent upon Lilly obtaining any necessary governmental or regulatory consents or approvals required to effectuate such transfer, and Lilly shall use reasonable efforts to obtain such consents or approvals, and (iii) the Parties shall negotiate in good faith and enter into any data transfer agreements or other arrangements as may be required to enable such transfer in compliance with Applicable Law and Lilly’s policies.
b.
License Grant to TRex. Lilly will, and hereby does effective upon TRex’s election pursuant to this Section 4, grant to TRex an exclusive (except to perform any of Lilly’s surviving obligations), royalty-bearing (as set forth in this Section 4(b)), worldwide, transferable license and right of reference, with the right to sublicense through multiple tiers, to (a) the Clinical Trial data, CMC data, Regulatory Filings, Regulatory Approvals, and Marketing Approvals owned or Controlled by Lilly or its Affiliates or its Sublicensees that are solely related to the [***] Product or Program Antibodies directed to the [***] Target, and (b) Patents and Know-How owned or Controlled by Lilly that were generated specifically in connection with the Development of a [***] Product or Program Antibody directed to the [***] Target under the Agreement, in each case ((a) and (b)), to the extent necessary to Develop, Manufacture, and Commercialize such [***] Products and Program Antibodies directed to the [***] Target. In consideration of the license granted under this Section 4(b), TRex shall pay to Lilly a royalty on Net Sales of [***] Products by TRex, its Affiliates or sublicensees on a [***] Product-by-[***] Product and country-by-country basis commencing on the First Commercial Sale (as such term is defined in the Agreement, mutatis mutandis TRex substituted for Lilly) of the applicable [***] Product in the applicable country and continuing until the later of (i) expiry of the last Valid Claim for such [***] Product in such country, (ii) the expiration of Regulatory Exclusivity in such country for such [***] Product, or (iii) the ten (10) year anniversary of such First Commercial Sale, calculated at the following rates: (i) [***] for the portion of annual Net Sales up to and including [***]; (ii) [***] for the portion of annual Net Sales greater than [***] and up to and including [***]; and (iii) [***] for the portion of annual Net Sales greater than [***]. If Lilly is unable to sublicense any Patents or Know-How owned by Third Parties to TRex pursuant to this Section 4(b) (License Grant to TRex) without the consent of the applicable Third Party, then, at TRex’s request and expense, Lilly will use reasonable efforts to facilitate the assignment of such licenses to TRex.
c.
Lilly Wind-Down. Lilly will, in accordance with Lilly's standard practices and procedures for winding down clinical development programs, wind-down any on-going Development activities for [***] Products, including any Clinical Trials of [***] Products, for which it has responsibility hereunder in an orderly manner. Lilly will be responsible for any External Expenses associated with such wind-down.
d.
Lilly Knowledge and Inventory Transfer. Lilly will provide to TRex or its designated Affiliate or Third Party copies of all material data, reports, records, and other material sales and marketing-related information in Lilly’s possession and Control to the extent that such data, reports, records, materials, or other information solely relate to the Development, Manufacture, or Commercialization of the [***] Products. In connection with such transfer, Lilly will, at TRex’s option, transfer to TRex or its designated Affiliate or Third Party all inventory in Lilly’s possession of the [***] Products, Program Antibodies directed to the [***] Target, and components and works in process held by Lilly with respect to the Manufacture of the [***] Products as of the effective date of termination of this Agreement at no cost to TRex; provided that TRex will bear any out-of-pocket expenses incurred by Lilly in transferring such inventory.
e.
Necessary Third Party Agreements. At TRex’s written request, Lilly will assign to TRex any agreement entered into by and between Lilly or any of its Affiliates or its Sublicensees, on the one hand, and one or more Third Parties, on the other hand, that relates solely to the Development, Manufacture, or Commercialization of [***] Products in the Territory (a “Necessary Third Party Agreement”), unless assignment of any such Necessary Third Party Agreement is not permitted, in which case Lilly (or such Affiliate or Sublicensee, as applicable) will use reasonable efforts to secure the consent of the applicable Third Party to such assignment. If any such assignment or consent cannot be obtained, Lilly will, at TRex’s request, use reasonable efforts to facilitate an introduction between TRex and the applicable Third Party so that TRex may negotiate its own arrangements directly with such Third Party.
f.
Supply of Product. If Lilly is utilizing a Third Party manufacturer for [***] Products as of the effective date of termination, at TRex’s written request and expense, Lilly will use reasonable efforts to facilitate a direct manufacturing relationship between TRex and such Third Party manufacturer, including facilitating introductions and, where applicable, assigning or consenting to the assignment of any relevant manufacturing agreements that relate solely to the [***] Products pursuant to Section 4(e) (Necessary Third Party Agreements) of this First Amendment. If Lilly itself is Manufacturing any [***] Products as of the effective date of termination, at TRex’s written request, the Parties will negotiate in good faith a supply agreement under which Lilly will supply to TRex such quantities of such [***] Products, at TRex’s expense, until the earlier of (a) such time as TRex has established an alternate, validated source of supply for such [***] Products, and (b) [***] from the effective date of termination of the Agreement.
g.
Responsibility for Costs. Except as otherwise specified in this Section 4, TRex will bear the costs incurred in connection with the activities under this Section 4 (Option for Reversion Rights), including any costs of transfer, assignment, and procurement of third party consents. For the avoidance of doubt, Lilly will bear its own internal costs associated with providing reasonable cooperation in connection with the foregoing.
5.
Merger of TRex Holdings with TRex Bio. The Parties acknowledge and agree that TRex Holdings’ obligations under Section 14.9 (Parent Guarantee) of the Original Agreement terminated effective on December 31, 2024 pursuant to the TRex Merger and that any and all assets related to this Agreement held by TRex Holdings are now held by TRex. All other references in the Original Agreement to “TRex Holdings Inc.” or “Parent” shall be deemed to refer to TRex.
6.
No Other Amendments. Except as expressly amended hereby, all of the terms and conditions of the Original Agreement shall remain in full force and effect, and, on and following the First Amendment Effective Date the term “this Agreement” in the Agreement means the Original Agreement as amended by this First Amendment.
7.
Counterparts; Facsimile. This First Amendment may be executed and delivered by facsimile or electronic transmission of documents in portable document format (PDF), and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the Parties has duly executed and delivered this First Amendment as of the First Amendment Effective Date.

Eli Lilly and Company	TRex Bio, Inc.

[***]	By:	/s/ Johnston Erwin

[***]	Name:	Johnston Erwin

[***]	Title:	CEO

	Date:	6/24/2026